Our job is to be the best
Second Quarter 2011

This presentation contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties.
We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates; demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs, contingency reserves and income taxes;
competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; the accuracy of certain judgments and estimates concerning the integration of acquired operations; future events related to International Paper Company's unsolicited tender offer for all outstanding shares of Temple-Inland common stock; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this presentation to reflect the occurrence of events after the date of this presentation.

This presentation includes non-GAAP financial measures.  The required reconciliations to GAAP financial measures are included on our website, www.templeinland.com.

Important Information for Investors
This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In response to the tender offer commenced by Metal Acquisition Inc., a wholly-owned subsidiary of
International Paper Company, Temple-Inland filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S.
Securities and Exchange Commission (“SEC”) on July 18, 2011.
INVESTORS OF TEMPLE-INLAND ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE
SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THEY
CONTAIN IMPORTANT INFORMATION.
Investors of Temple-Inland may obtain free copies of the Solicitation/Recommendation Statement and other documents containing important information about Temple-Inland that are filed with the SEC, through the website maintained by the SEC at www.sec.gov.  Copies of the documents filed with the SEC by Temple-Inland are also available free of charge in the
"Investor Relations" section of Temple-Inland’s internet website at www. templeinland.com or by contacting Temple-Inland’s
Investor Relations Department at (512) 434-3766.  Materials related to International Paper’s unsolicited offer are available in the “Investor Relations” section of Temple-Inland’s website at www.templeinland.com.

Second Quarter 2011 Consolidated Results
Net income per share
Special items
Net income per share excluding
 special items
• Strong operating results and solid free cash flow
• Q2 2011 Special items - $0.04 after-tax charge primarily related to Box Plant Transformation
 II
Q2 2011	Q1 2011	Q2 2010
$ 0.17	$ 0.15	$ 0.18
0.04	0.07	0.01
$ 0.21	$ 0.22	$ 0.19

Corrugated Packaging Segment
($ in Millions)
	Q2 2011	Q1 2011	Q2 2010
Revenues	$ 845	$ 821	$ 786
Costs and expenses	(749)	(723)	(723)
Segment operating income	$ 96	$ 98	$ 63
• Q2 2011 ROI - 18%
• Solid mill and box plant performance
• Two fewer shipping days
• Higher input costs

Key Input Cost Changes
Q2 2011 vs. Q1 2011                                                              Q2 2011 vs. Q2 2010
Virgin Fiber OCC Energy Chemicals Freight

Corrugated Packaging Segment
TIN Average Box Price *
 * Average box price realization includes the impact of mix of business
2010
Q2 Q3 Q4 Q1 Q2
2011

Corrugated Packaging Segment
Box Shipments
 * Source: Fibre Box Association
2010
2011

Corrugated Packaging Segment
Second Quarter 2011
• 30,000 tons maintenance related downtime
• 31,000 tons inventory reduction

Corrugated Packaging Segment

Third Quarter 2011
• 4,000 tons planned maintenance downtime
• Box shipments seasonally lower
• Higher recycled fiber costs

Building Products Segment
($ in Millions)
	Q2 2011	Q1 2011	Q2 2010
Revenues	$ 171	$ 174	$ 190
Costs and expenses	(179)	(180)	(175)
Segment operating income (loss)	$ (8)	$ (6)	$ 15

Building Products Segment
Lumber
Price
2010
2011
 Q2 Q3  Q4 Q1 Q2
Volume
2010
2011
 Q2 Q3 Q4 Q1 Q2

Building Products Segment
Gypsum
Volume
2010
2011
 Q2  Q3  Q4  Q1  Q2
Price
 Q2 Q3  Q4 Q1 Q2
2010
2011

Particleboard
Volume
Building Products Segment
2010
2011
  Q2  Q3  Q4 Q1 Q2
 Q2 Q3  Q4  Q1  Q2
2010
2011

Building Products EBITDA Trends
Housing Starts
TIN EBITDA
2006
2007
2008
2009
2010
2011

2011 Second Quarter Financial Highlights
• Cash provided by operations $121 million
• Balance sheet
 – Net debt $690 million at second quarter-end, down $47 million
 vs. first quarter-end
 – Net debt anticipated to be below $600 million by year-end 2011
• Liquidity remains strong
• Share-based compensation expense $20 million

Our job is to be the best